Exhibit 99.1

SUBSCRIPTION AGREEMENT

Aden Solutions Inc.
70 Chapman Road
Toronto, Ontario
Canada M9P 1E7

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________
(__________) shares of Common Stock of Aden Solutions Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Ms. Silvia Soltan solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Soltan.

     MAKE CHECK PAYABLE TO: Aden Solutions Inc.

     Executed this _______day of ___________________, 2008.

____________________________________________                          ____________________________________________

____________________________________________                          Signature of Purchaser

____________________________________________
Address of Purchaser

____________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	____________ X $0.10 ____________ =	US$ _______________
Number of Shares Purchased		Total Subscription Price
Form of Payment:	Cash: ____________ Check #: ____________	Other: ______________

Aden Solutions Inc.

By:  ____________________________________________

Title:  ____________________________________________